Memorandum of Understanding (MOU)

Zimmi Mining Area

WHEREAS, Honorable Ansumana Kaikai on behalf of JYORK Industries., Ltd. (“JYORK”), a registered Sierra Leone Company, with its principal place of business at 28 Spur Loop Suite 6 Wilferforce Freetown, Sierra Leone,

WHEREAS, Paramount Chief Mtzger Bondo Konneh, Section Chief Momoh Sheriff, Town Chief Brima Dakoi, Momoph Kanneh, Lamin Kanneh, and Mamei Gutu Kanneh on behalf of the Baysuagung-Gbeya Cooperative Mining Society (the “Cooperative), with its principal placew of business at Zimmi Town Pujehan District, Sierra Leone,

NOW, THEREFORE, JYORK and the Cooperative enter into this MOU, whereby both parties agree to the following terms and conditions.

1.
JYORK and the Cooperative have initiated this MOU wherein the two parties will cooperatively engage in the recovery process of all rights of precious metals and all natural resources below and above the ground on an exclusive basis for the term of this agreement from lands and area under control of the Cooperative.

Described in detail: ____________________________________________________________________________________________________________________________________________________________________________________________________________________.

2.	JYORK will provide all technical expertise, machinery, and plants required to carry out the recovery process and the management of the business.

3.	The Cooperative will provide through its contacts, the local government support required for the business to commence, and provide the support personnel required for the business.

4.
The ownership of the Joint Venture shall consist of 70% for JORK and 30% for the cooperative. All percentages are based on net profit. All recovery efforts will be evaluated by an employee of the Government Gold and Diamond Office.

5.	The board of directors of the Joint Venture will include two members of the Cooperative.

6.	Each party warrants to the other that its performance and contribution under this agreement will not violate any laws and it will be duly authorized completely.

7.	The laws of the State of New York and the laws of Sierra Leone, shall govern any and all provisions of this agreement.

8.	Both parties do hereby agree to the terms and conditions of this document, which will serve as a Mutual Non-Disclosure Agreement entered into on the day of signing.

9.
Any claims, disputes and or other matters in questions between the parties to this agreement, or breach thereof, shall be subject to and decided by arbitration in accordance with the Arbitration Rules of the American Arbitration Association and the Arbitration Rules of Sierra Leone currently in effect, unless the parties mutually agree in writing otherwise.

10.
This agreement hereby represents and constitutes the entire understanding of the parties herein with respect to the subject matter of this agreement, and does hereby supersede any and all prior oral and /or written agreements with respect to any and all subject matter. Upon signing by both parties, this agreement is fully executed and is a binding agreement. This agreement may only be amended and/or changed by a written instrument executed by both parties.

11.
The term of this agreement will be for twenty-five (25) years with five (5) one (1) year options and will be automatically renewable unless notified by two authorized officials of JYORK. Operations shall begin within six (6) months and no later than twelve (12) months of the signing of this agreement.

IN WITNESS THEREOF, this __________ day of _____________, 2011.

                JYORK

By: /S/ Metger Bondo Konneh                                                       By:/S/ Ansumana Jaia Kaikai

     Paramount Chief Metger Bondo Konneh                                                                         Ansumana Jaia Kaikai

By: /S/ Momoh Shoriff                                                                 By: /S/ Charles Huggins

       Section Chief Momoh Shoriff                                                                                                Charles Huggins

By: /S/Brima Dakoi                                                       By: /S/

       Town Chief Brima Dakoi                                                                                                       Witness

By: /S/ Mompoh Kanneh

Momoph Kanneh

By: /S/Lamin Kannoh

       Lamin Kannoh

By: /S/Mamei Gutu Kanneh

       Mamei Gutu Kanneh

By: /S/ Alha Ayuba Saccoh

       Paramount Chief Metger Bondo Konneh